Exhibit 10.43
THIRD AMENDMENT
This THIRD AMENDMENT (“Amendment”) dated as of November 7, 2008 (the “Effective Date”), is by and among Brigham Oil & Gas, L.P., a Delaware limited partnership (the “Borrower”), Brigham Exploration Company, a Delaware corporation (“Brigham Exploration”), Brigham Inc., a Nevada corporation (the “General Partner”, together with Brigham Exploration, each a “Guarantor” and collectively the “Guarantors”, and together with Brigham Exploration and the Borrower, each a “Credit Party” and collectively the “Credit Parties”), the Lenders party hereto, and Bank of America, N.A., as administrative agent for the Lenders (in such capacity, the “Administrative Agent”).
WHEREAS, the Borrower, the Guarantors, the lenders from time to time party thereto (the “Lenders”), and the Administrative Agent are parties to the Fourth Amended and Restated Credit Agreement dated as of June 29, 2005, as amended by the First Amendment thereto dated as of April 10, 2006 and the Second Amendment thereto dated as of March 27, 2007 (as amended, the “Credit Agreement”);
WHEREAS, the parties hereto have agreed to make certain amendments to the Credit Agreement as provided for herein;
NOW THEREFORE, in consideration of the premises and the mutual covenants, representations and warranties contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:
AGREEMENT
Section 1. Defined Terms. Unless otherwise defined in this Amendment, each capitalized term used in this Amendment has the meaning given such term in the Credit Agreement.
Section 2. Amendments to the Credit Agreement.
(a) The pricing grid in the definition of “Applicable Margin” in Section 1.01 of the Credit Agreement is hereby restated in its entirety as follows:

	Eurodollar Rate	Base Rate
Utilization Percentage	Advances	Advances	Commitment Fees
= 90%	2.25%	0.75%	0.500%
= 75% and < 90%	2.00%	0.50%	0.500%
= 50% and < 75%	1.75%	0.25%	0.375%
< 50%	1.50%	0.00%	0.300%

(b) The definition of “Base Rate” in Section 1.01 of the Credit Agreement is hereby restated in its entirety as follows:
"Base Rate” means for any day a fluctuating rate per annum equal to the highest of the following, in each case, to the extent determinable by the Administrative Agent: (a) the Federal Funds Rate plus 1/2 of 1%, (b) the Eurodollar Rate with respect to Interest Periods of one month determined as of approximately 11:00 a.m. (London time) on such day plus 1.50% and (c) the rate of interest in effect for such day as publicly announced from time to time by Bank of America as its “prime rate.” The “prime rate” is a rate set by Bank of America based upon various factors including Bank of America’s costs and desired return, general economic conditions and other factors, and is used as a reference point for pricing some loans, which may be priced at, above, or below such announced rate. Any change in such rate announced by Bank of America shall take effect at the opening of business on the day specified in the public announcement of such change.
(c) Section 1.01 of the Credit Agreement is hereby amended by adding the following new defined term in its appropriate alphabetical order:
"Impacted Lender” means (a) any Lender that is a Defaulting Lender and (b) any Lender as to which (i) the Administrative Agent or the Issuing Lender has a good faith belief that such Lender has defaulted in fulfilling its obligations under one or more other syndicated credit facilities or (ii) an entity that controls such Lender has been deemed insolvent or become subject to a bankruptcy or insolvency proceeding.
(d) The definition of “Majority Lenders” in Section 1.01 of the Credit Agreement is hereby amended by adding the following at the end of such definition “provided further that the Commitment of, and the portion of the unpaid principal amount of the Notes and Letter of Credit Exposure held or deemed held by, any Defaulting Lender shall be excluded for purposes of making a determination of Majority Lenders”.
(e) Section 2.07(a)(iii)(F) of the Credit Agreement is hereby restated in its entirety as follows:
(F) if a default of any Lender’s obligations to fund under Section 2.07(c) exists or any Lender is at such time an Impacted Lender hereunder, unless the Issuing Lender has entered into arrangements satisfactory to the Issuing Lender with the Borrower or such Lender to eliminate the Issuing Lender’s risk with respect to such Lender.

(f) Section 6.18 of the Credit Agreement is hereby amended by replacing “the Unused Commitment Amount” with “the aggregate Unused Commitment Amount (excluding the Unused Commitment Amount of any Defaulting Lender)”.
(g) Section 10.01 of the Credit Agreement is hereby amended by adding the following paragraph at the end of such Section:
Notwithstanding anything to the contrary herein, no Defaulting Lender shall have any right to approve or disapprove any amendment, waiver or consent hereunder, except that the Commitment of such Lender may not be increased or extended without the consent of such Lender.
(h) Schedule 1 to the Credit Agreement is hereby replaced in its entirety with Schedule 1 attached hereto.
Section 3. Borrowing Base Redetermination. The Administrative Agent hereby notifies the Borrower, and the undersigned Lenders hereby agree and acknowledge, that the amount of the Borrowing Base has been redetermined by the Administrative Agent and the Lenders in accordance with Section 2.02(b)(ii) of the Credit Agreement, and has been set by the Administrative Agent and the Lenders at $145,000,100, effective as of November 7, 2008. The Borrowing Base shall remain in effect at such level until the Borrowing Base is redetermined in accordance with the terms of Section 2.02 of the Credit Agreement.
Section 4. Assignment and Assumption. For an agreed consideration, each of BNP Paribas and Natixis (the “Assignors”) hereby irrevocably sells and assigns to Bank of America, N.A. and Capital One, National Association (the “Assignees”), and each Assignee hereby irrevocably purchases and assumes from the respective Assignors, subject to and in accordance with the Credit Agreement and the Standard Terms and Conditions attached hereto as Annex 1, as of the Effective Date (a) so much of the respective Assignors’ rights and obligations in their respective capacities as Lenders under the Credit Agreement and any other documents or instruments delivered pursuant thereto (including, without limitation, the Letters of Credit) such that, after giving effect to this Amendment, the Pro Rata Share of each Lender, and the Commitment of each Lender, shall be as set forth on Schedule 1 hereto and (b) to the extent permitted to be assigned under applicable law, all claims, suits, causes of action and any other right of the respective Assignors (in their respective capacities as Lenders) against any Person, whether known or unknown, arising under or in connection with the Credit Agreement, any other documents or instruments delivered pursuant thereto or the loan transactions governed thereby or in any way based on or related to any of the foregoing, including, but not limited to, contract claims, tort claims, malpractice claims, statutory claims and all other claims at law or in equity related to the rights and obligations sold and assigned pursuant to clause (a) above (the rights and obligations sold and assigned pursuant to clauses (a) and (b) above being referred to herein collectively as an “Assigned Interest”). Such sale and assignment is without recourse to any Assignor and, except as expressly provided in this Amendment, without representation or warranty by any Assignor. Each Assignor acknowledges and agrees that it is not entitled to any fee under Section 5(c) of this Amendment.

Section 5. Conditions to Effectiveness. This Amendment shall become effective as of the Effective Date upon the satisfaction of the following conditions precedent:
(a) the Administrative Agent shall have received counterparts hereof duly executed by the Borrower, each Guarantor, the Administrative Agent and each of the Lenders;
(b) the Administrative Agent shall have received a Note payable to the order of each Assignor and Assignee that has requested a Note in the amount of its Commitment set forth on Schedule 1; and
(c) the Borrower shall have paid to the Administrative Agent for the account of each Assignee and The Royal Bank of Scotland plc in accordance with their respective pro rata shares of the increase in the Borrowing Base pursuant to this Amendment a fee in the total amount of 0.75% multiplied by such increase in the Borrowing Base.
Section 6. Representations and Warranties. Each Credit Party hereby represents and warrants that after giving effect hereto:
(a) the representations and warranties of such Credit Party contained in the Loan Documents are true and correct in all material respects on and as of the Effective Date, other than those representations and warranties that expressly relate solely to a specific earlier date, which shall remain correct as of such earlier date; and
(b) no Default or Event of Default has occurred and is continuing.
Section 7. Reaffirmation of Guaranty. Each Guarantor hereby ratifies, confirms, and acknowledges that its obligations under the Credit Agreement are in full force and effect and that each Guarantor continues to unconditionally and irrevocably, jointly and severally, guarantee the full and punctual payment, when due, whether at stated maturity or earlier by acceleration or otherwise, all of the Obligations (subject to the terms of Article VIII of the Credit Agreement), as such Obligations may have been amended by this Amendment. Each Guarantor hereby acknowledges that its execution and delivery of this Amendment does not indicate or establish an approval or consent requirement by the Guarantors in connection with the execution and delivery of amendments to the Credit Agreement or any of the other Loan Documents.
Section 8. Governing Law. THIS AMENDMENT SHALL BE CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK AND THE APPLICABLE LAWS OF THE UNITED STATES OF AMERICA.
Section 9. Counterparts. This Amendment may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement. Transmission by facsimile of an executed counterpart of this Amendment shall be deemed to constitute due and sufficient delivery of such counterpart.
[Remainder of Page Intentionally Left Blank]

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed and delivered by their respective duly authorized officers as of the Effective Date.

BORROWER:

BRIGHAM OIL & GAS, L.P.

By: Brigham, Inc., its general partner

By:	/s/ Eugene B. Shepherd, Jr.

Eugene B. Shepherd, Jr.
Executive Vice President and
Chief Financial Officer

GUARANTORS:

BRIGHAM EXPLORATION COMPANY

By:	/s/ Eugene B. Shepherd, Jr.

Eugene B. Shepherd, Jr.
Executive Vice President and
Chief Financial Officer

BRIGHAM, INC.

By:	/s/ Eugene B. Shepherd, Jr.

Eugene B. Shepherd, Jr.
Executive Vice President and
Chief Financial Officer
Signature Page to Third Amendment to Credit Agreement
Brigham Oil & Gas, L.P.

ADMINISTRATIVE AGENT:

BANK OF AMERICA, N.A., as Administrative Agent

By:	/s/ Henry Pennell

Name:	Henry Pennell

Title:	Vice President

Signature Page to Third Amendment to Credit Agreement
Brigham Oil & Gas, L.P.

LENDERS:

BANK OF AMERICA, N.A.

By:	/s/ Jeffrey H. Rathkamp

Jeffrey H. Rathkamp
Managing Director
Signature Page to Third Amendment to Credit Agreement
Brigham Oil & Gas, L.P.

THE ROYAL BANK OF SCOTLAND plc

By:	/s/ Mark Lumpkin, Jr.

Name:	Mark Lumpkin, Jr.

Title:	Vice President

Signature Page to Third Amendment to Credit Agreement
Brigham Oil & Gas, L.P.

BNP PARIBAS

By:	/s/ Courtney Kubesch

Name:	Courtney Kubesch

Title:	Vice President

By:	/s/ Edward Pak

Name:	Edward Pak

Title:	Vice President

Signature Page to Third Amendment to Credit Agreement
Brigham Oil & Gas, L.P.

NATIXIS

By:	/s/ Donovan C. Broussard

Name:	Donovan C. Broussard

Title:	Managing Director

By:	/s/ Liana Tchernysheva

Name:	Liana Tchernysheva

Title:	Director

Signature Page to Third Amendment to Credit Agreement
Brigham Oil & Gas, L.P.

CAPITAL ONE, NATIONAL ASSOCIATION

By:	/s/ David L. Denbina, P.E.

Name:	David L. Denbina, P.E.

Title:	Senior Vice President

Signature Page to Third Amendment to Credit Agreement
Brigham Oil & Gas, L.P.

Schedule 1
Commitments and Pro Rata Shares

Lender	Commitment	Pro Rata Share
Bank of America, N.A.	$45,344,836.83	22.672418416%
The Royal Bank of Scotland plc	$41,250,000.00	20.625000000%
BNP Paribas	$38,405,214.89	19.202607446%
Natixis	$34,913,769.03	17.456884512%
Capital One, National Association	$40,086,179.25	20.043089625%
Total	$200,000,000.00	100.000000000%

Annex 1
STANDARD TERMS AND CONDITIONS FOR ASSIGNMENT AND ASSUMPTION
1. Representations and Warranties.
1.1. Assignor. Each Assignor (a) represents and warrants that (i) it is the legal and beneficial owner of the relevant Assigned Interest, (ii) such Assigned Interest is free and clear of any lien, encumbrance or other adverse claim and (iii) it has full power and authority, and has taken all action necessary, to execute and deliver this Amendment and to consummate the transactions contemplated hereby; and (b) assumes no responsibility with respect to (i) any statements, warranties or representations made in or in connection with the Credit Agreement or any other Loan Document, (ii) the execution, legality, validity, enforceability, genuineness, sufficiency or value of the Loan Documents or any collateral thereunder, (iii) the financial condition of the Borrower, any of its Subsidiaries or Affiliates or any other Person obligated in respect of any Loan Document or (iv) the performance or observance by the Borrower, any of its Subsidiaries or Affiliates or any other Person of any of their respective obligations under any Loan Document.
1.2. Assignee. Each Assignee (a) represents and warrants that (i) it has full power and authority, and has taken all action necessary, to execute and deliver this Amendment and to consummate the transactions contemplated hereby and to become a Lender under the Credit Agreement, (ii) it meets all requirements of an Eligible Assignee under the Credit Agreement (subject to receipt of such consents as may be required under the Credit Agreement), (iii) from and after the Effective Date, it shall be bound by the provisions of the Credit Agreement as a Lender thereunder and, to the extent of the relevant Assigned Interest, shall have the obligations of a Lender thereunder, (iv) it has received a copy of the Credit Agreement, together with copies of the most recent financial statements delivered pursuant to Section 5.06 (a) or (b) thereof, as applicable, and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into this Amendment and to purchase the relevant Assigned Interest on the basis of which it has made such analysis and decision independently and without reliance on the Administrative Agent or any other Lender, and (v) if it is a foreign Lender, attached hereto is any documentation required to be delivered by it pursuant to the terms of the Credit Agreement, duly completed and executed by such Assignee; and (b) agrees that (i) it will, independently and without reliance on the Administrative Agent, any Assignor or any other Lender, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Loan Documents, and (ii) it will perform in accordance with their terms all of the obligations which by the terms of the Loan Documents are required to be performed by it as a Lender.
2. Payments. From and after the Effective Date, the Administrative Agent shall make all payments in respect of each Assigned Interest (including payments of principal, interest, fees and other amounts) to the relevant Assignor for amounts which have accrued to but excluding the Effective Date and to the relevant Assignee for amounts which have accrued from and after the Effective Date.